UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2020, Silgan Holdings Inc. (the “Company”), on behalf of itself and certain of its subsidiaries, made a binding offer (the “Offer”) to Twist Beauty Packaging S.A.S., a société par actions simplifiée, organized under the laws of Luxembourg (“Albéa”), on behalf of itself and certain of its subsidiaries (collectively, with Albéa, the “Sellers”), to purchase all the outstanding securities (the “Securities”) of certain subsidiaries of the Sellers (the “Target Companies”) engaged in the dispensing business (the “Share Purchase”) and certain assets (the “Assets”) related to the Sellers’ dispensing business in China (the “Asset Purchase” and, together with the Share Purchase, the “Purchase”) for an aggregate purchase price of $900 million in cash, subject to certain adjustments, including for working capital and other current assets and current liabilities and net indebtedness. The Company expects to fund the purchase price for the Purchase from a combination of cash on hand and borrowings under the Company’s senior secured credit facility, including a committed incremental delayed draw term loan.

In the Offer, the Company, subject to and on the terms and conditions therein, undertakes to (1) execute a securities and assets purchase agreement (the “SPA”) in the form attached to the Offer upon receipt of a notice to exercise the option contained in the Offer (the “Option”) and (2) consummate the Purchase subject to the terms and conditions set forth in the SPA. The Offer will remain open for acceptance by the Sellers until the earlier of the two following dates: (1) seven business days after the completion of certain consultation and notification processes with applicable works’ councils and trade unions, and (2) July 27, 2020.

As set forth in the Offer, the Company has an exclusivity period extending from January 27, 2020 to the earlier of (1) the execution of the SPA or (2) October 27, 2020. During such exclusivity period, the Sellers and their representatives shall not initiate, solicit, encourage, respond to or facilitate any inquiry, proposal or offer by any third party with respect to an investment in any of the Target Companies, a transfer of any of the Securities or Assets or of any material part of the Target Companies’ businesses or any transaction similar to the Offer, or enter into, continue to participate in any discussions with any third party regarding an alternative offer or make any offers or enter into any agreement with any third party regarding an alternative offer. In addition, during such exclusivity period, the Sellers and their representatives cannot furnish any information or afford access to the business, financial position, properties, assets or the books and records of any of the Sellers or Target Companies in connection with any competing proposal to the Offer.

Pursuant to the Offer, the Sellers agree to cause the Target Companies to operate in the ordinary course of business and refrain from taking certain actions until the earlier of the execution date of the SPA or the expiration of the Offer. The Company’s and the Sellers’ obligations to complete the Purchase are subject to certain conditions, including antitrust clearances under the laws of various jurisdictions. The form of SPA attached to the Offer and other agreements that would be entered into in connection with the SPA include certain representations, warranties and covenants of the parties.

The form of SPA attached to the Offer provides that either the Company or the Sellers have the right to terminate the SPA in the event that the applicable antitrust clearances have not been obtained by October 27, 2020 (the “Outside Date”); provided, however, that each of the Company and the Sellers has the right to unilaterally postpone the Outside Date by up to three months after the Outside Date (the “Postponed Outside Date”) in the event that applicable antitrust clearances have not yet been obtained by the Outside Date. The form of SPA further provides that if the applicable antitrust clearances have not been obtained by the Outside Date or the Postponed Outside Date, as the case may be, then the Company is required to pay a break fee of $25 million to the Sellers. In addition, if the parties have not yet entered into the SPA, the Sellers may terminate the Offer if (1) the applicable antitrust clearances set forth in the SPA are no longer capable of being obtained on or before the Outside Date or the Postponed Outside Date, as the case may be, or (2) the Company does not execute the SPA even though the Option has been exercised by the Sellers. In the case of either of the foregoing, then the Company is required to pay a termination fee of $25 million to the Sellers. Alternatively, if the Sellers have not executed the SPA after the consultation and notification processes with applicable works’ councils and trade unions have been completed, then the Sellers are required to pay $25 million to the Company for estimated costs and expenses and time incurred in connection with the Offer and the Purchase.

The foregoing description of the Offer does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1

Offer, dated January 27, 2020 by and between Silgan Holdings Inc., on behalf of itself and certain subsidiaries listed therein, and Twist Beauty Packaging, S.A.S., on behalf of itself and certain subsidiaries listed therein.*

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*	The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of the omitted schedules and similar attachments on a supplemental basis to the Commission or its staff, if requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: January 31, 2020

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